   As filed with the Securities and Exchange Commission on September 30, 1994
- --------------------------------------------------------------------------------
                                                        Registration No. 33-
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          DUKE REALTY INVESTMENTS, INC.
             (Exact name of registrant as specified in its charter)

                 INDIANA                                    35-1740409
     (State or other jurisdiction of                     (I.R.S. Employer
      incorporation or organization)                    Identification No.)

        8888 KEYSTONE CROSSING
              SUITE 1200
        INDIANAPOLIS, INDIANA                                  46240
(Address of principal executive offices)                    (Zip Code)

               DUKE REALTY PROFIT SHARING AND SALARY DEFERRAL PLAN
                       1993 DUKE REALTY STOCK OPTION PLAN
                            (Full title of the plans)

                                THOMAS L. HEFNER
                       8888 KEYSTONE CROSSING, SUITE 1200
                          INDIANAPOLIS, INDIANA  46240
                     (Name and address of agent for service)

                                 (317) 574-3531
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------

                                                      PROPOSED       PROPOSED
           TITLE OF                                   MAXIMUM         MAXIMUM
          SECURITIES                  AMOUNT          OFFERING       AGGREGATE          AMOUNT OF
             TO BE                    TO BE             PRICE         OFFERING        REGISTRATION
          REGISTERED               REGISTERED(1)     PER SHARE(2)       PRICE             FEE
- -------------------------------------------------------------------------------------------------
Common Stock, par value $.01
     per share                        681,500           $23.75     $16,188,625.00       $5,581.25
- -------------------------------------------------------------------------------------------------
Common Stock, par value $.01
     per share                        633,500           $24.94     $15,799,490.00       $5,448.10
- -------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------

(1) Any additional shares to be issued as a result of stock dividends, stock splits or similar transactions prior to the termination of this Registration Statement shall be covered by this Registration Statement as provided in Rule 416.
(2) Determined pursuant to Rule 457(c) and (h) using average of reported high and low prices on September 28, 1994.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

PART II   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, all of which are on file with the Securities and Exchange Commission (the "Commission"), are hereby incorporated by reference in this registration statement:

     (a) The Annual Report on Form 10-K for Duke Realty Investments, Inc. (the "Company") for the fiscal year ended December 31, 1993;

     (b) The Annual Report on Form 11-K for the Duke Realty Profit Sharing and Salary Deferral Plan (the "Plan") for the fiscal year ended December 31, 1993;

     (c) The Company's Quarterly Reports on Form 10-Q for the fiscal periods ended March 31, 1994 and June 30, 1994;

     (d) The Company's Current Reports on Form 8-K filed August 26, 1994 and September 23, 1994;

     (e)  The Company's Proxy Statement dated March 23, 1994; and

     (f) The description of the Class A Common Stock of the Company contained in the Registration Statement on Form 10, File No. 1-9044, as amended.

     All documents subsequently filed by the Company and the Plan pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such reports and documents.

     For purposes of this Registration Statement, any statement contained in a report, document or appendix incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in this Registration Statement or in any subsequently filed report, document or appendix which also is or is deemed incorporated by reference modifies or supersedes such statement in such report, document or appendix. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Upon the written or oral request of any person to whom this Registration Statement has been delivered, the Company will provide without charge to such person a copy of any and all of the information (excluding exhibits thereto unless such exhibits are specifically incorporated by reference into such information) that has been incorporated by reference into this Registration Statement but not delivered herewith. Requests should be directed to 8888 Keystone Crossing, Suite 1200, Indianapolis, Indiana 46240, Attn: Investor Relations, (317) 574-3531.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The legality of the securities offered hereby is being passed on for the Company by Bose McKinney & Evans, Indianapolis, Indiana. John W. Wynne and Darell E. Zink, Jr., officers and directors of the Company, were partners in Bose McKinney & Evans through 1987 and 1982, respectively, and were of counsel to that firm until December, 1990. The spouses of Michael Coletta and Dayle M. Eby, both officers and shareholders of the Company, are partners in Bose McKinney & Evans.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company is an Indiana corporation. The Company's officers and directors are and will be indemnified under Indiana law, the Articles of Incorporation of the Company, and the partnership agreements of Duke Realty Limited Partnership (the "Operating Partnership") and Duke Realty Services Limited Partnership (the "Services Partnership") against certain liabilities. Chapter 37 of The Indiana Business Corporation Law (the "IBCL") requires a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or an officer of the corporation who is wholly successful, on the merits or otherwise, in the defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, against reasonable expenses, including counsel fees, incurred in connection with the proceeding. The Company's Articles of Incorporation do not contain any provision prohibiting such indemnification.

     The IBCL also permits a corporation to indemnify a director, officer, employee or agent who is made a party to a proceeding because the person was a director, officer, employee or agent of the corporation against liability incurred in the proceeding if (i) the individual's conduct was in good faith and
(ii) the individual reasonably believed (A) in the case of conduct in the individual's official capacity with the corporation that the conduct was in the corporation's best interests and (B) in all other cases that the individual's conduct was at least not opposed to the corporation's best interests and (iii) in the case of a criminal proceeding, the individual either (A) had reasonable cause to believe the individual's conduct was lawful or (B) had no reasonable cause to believe the individual's conduct was unlawful. The IBCL also permits a corporation to pay for or reimburse reasonable expenses incurred before the final disposition of the proceeding and permits a court of competent jurisdiction to order a corporation to indemnify a director or officer if the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the person met the standards for indemnification otherwise provided in the IBCL.

     The Company's Articles of Incorporation provide for certain additional limitations of liability and indemnification. Section 13.01 of the Articles of Incorporation provides that a director shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for voting for or assenting to an unlawful distribution, or (iv) for any transaction from which the director derived an improper personal benefit.
Section 13.02 of the Articles of Incorporation generally provides that any director or officer of the Company or any person who is serving at the request of the Company as a director, officer, employee or agent of another entity shall be indemnified and held harmless by the Company to the fullest extent authorized by the IBCL against all expense, liability and loss (including attorneys' fees, judgments, fines, certain employee benefits excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered in connection with a civil, criminal, administrative or investigative action, suit or proceeding to which such person is a party by reason of the person's service with or at the request of the Company. Section 13.02 of the Articles of Incorporation also provides such persons with certain rights to be paid by the Company the expenses incurred in defending any such proceeding in advance of the final disposition and the right to enforce indemnification claims against the Company by bringing suit against the Company.

     The Company's Articles of Incorporation authorize the Company to maintain insurance to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the IBCL.

     Each of the partnership agreements for the Operating Partnership and the Services Partnership also provides for indemnification of the Company and its officers and directors to substantially the same extent provided to officers and directors of the Company in its Articles of Incorporation, and limits the liability of the Company and its officers and directors to the Operating Partnership and its partners and to the Services Partnership and its partners, respectively, to substantially the same extent limited under the Company's Articles of Incorporation.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

4.1 Amended and Restated Articles of Incorporation of Duke Realty Investments, Inc., incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form S-2, File No. 33-64038, as amended.
4.2 Amended and Restated Bylaws of Duke Realty Investments, Inc., incorporated by reference to Exhibit 3.4 to the Company's Registration Statement on Form S-2, File No. 33-64038, as amended.
5. Opinion and consent of Bose McKinney & Evans regarding the legality of the securities being registered.
23.1 Consent of KPMG Peat Marwick LLP.
23.2 Consent of Kimmerling, Myers & Co., Inc.
23.3 Consent of Bose McKinney & Evans (included in Exhibit 5).
24   Powers of Attorney.

ITEM 9.   UNDERTAKINGS

     A.   The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 to Regulation S-X at the start of any delayed offering or throughout a continuous offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on September 30, 1994.

                                   Duke Realty Investments, Inc.



                                   By: /s/ Darell E. Zink, Jr.
                                       ----------------------------------------
                                       Executive Vice President, Chief Financial
                                       Officer and Assistant Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the dates indicated by the following persons in the capacities indicated.

     Signature                     Title                         Date
     ---------                     -----                         ----


     John W. Wynne*           Director and Chairman of the    September 30, 1994
- -------------------------     Board
     John W. Wynne


     Thomas L. Hefner*        Director and President and      September 30, 1994
- -------------------------     Chief Executive Officer
     Thomas L. Hefner         (Principal Executive Officer)


     Daniel C. Staton*        Director and Executive Vice     September 30, 1994
- -------------------------     President and Chief Operating
     Daniel C. Staton         Officer
                              (Principal Operating Officer)


 /s/ Darell E. Zink, Jr.     Director and Executive Vice     September 30, 1994
- -------------------------     President, Chief Financial
     Darell E. Zink, Jr.     Officer and Assistant Secretary
                              (Principal Accounting
                              Officer)


     Geoffrey Button*         Director                        September 30, 1994
- -------------------------
     Geoffrey Button


     Howard L. Feinsand*      Director                        September 30, 1994
- -------------------------
     Howard L. Feinsand


     John D. Peterson*        Director                        September 30, 1994
- -------------------------
     John D. Peterson

     James E. Rogers*         Director                        September 30, 1994
- -------------------------
     James E. Rogers


     Sydney C. Reagan*        Director                        September 30, 1994
- -------------------------
     Sydney C. Reagan


     Lee Stanfield*           Director                        September 30, 1994
- -------------------------
     Lee Stanfield


     Jay J. Strauss*          Director                        September 30, 1994
- -------------------------
     Jay J. Strauss


*By:  /s/ Darell E. Zink, Jr.
     ----------------------------
         Darell E. Zink, Jr.
         Attorney-in-Fact